UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) September 7, 2012

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33772	54-125625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2291 Wood Oak Drive, Herndon, VA		20171
(Address of principal executive offices)		Zip Code

(703) 734-8606

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Securityholders.

On September 7, 2012, Deltek, Inc. (“Deltek”) confirmed to Project Diamond Holdings Corporation (“Parent”) that New Mountain Partners II L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “Principal Stockholders”) delivered or caused to be delivered to Deltek written consents in respect of 100% of the Class A common stock of Deltek and 40,844,374 shares of common stock of Deltek, which constitutes approximately 59.5% of the voting power of the outstanding shares of Deltek’s common stock entitled to act by written consent with respect to the adoption of the Merger Agreement, approving and adopting the Agreement and Plan of Merger entered into by Deltek, Parent and Project Diamond Merger Corp., an indirect wholly-owned subsidiary of Parent, on August 26, 2012 (the “Merger Agreement”). The approval of the Merger Agreement was effected September 7, 2012. No further approval of the stockholders of Deltek is required to adopt the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTEK, INC.
Date: September 12, 2012
	By:	/s/ David R. Schwiesow
Name: David R. Schwiesow Title: Senior Vice President, General Counsel and Secretary